UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2019

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Innovation Way, Akron, Ohio		44316-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 796-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On January 15 and 16, 2019, representatives of The Goodyear Tire & Rubber Company (the “Company”) will present at conferences hosted in conjunction with the Detroit Auto Show and will provide an update on the Company’s preliminary 2018 performance.

As part of those presentations, the Company will announce that fourth quarter of 2018 tire unit volumes declined by approximately 3% due to (1) continued weakening of the OE environment in China and India, (2) declines in the winter tire market in Europe late in the quarter, and (3) supply constraints on volume for high-value-added consumer and commercial truck tires in the United States. Price/mix was positive during the fourth quarter of 2018 but was less than anticipated due to weaker mix, partially as a result of the supply constraints referred to above. In addition, earnings fell in other tire-related businesses, including with respect to the Company’s U.S. chemical operations.

As a result of these factors, for the full year of 2018, Goodyear net income is expected to be adversely affected and the Company’s total segment operating income is expected to be slightly below the Company’s previous guidance of approximately $1.3 billion.

A live audio webcast of the presentations will be available on the Company’s investor relations website, http://investor.goodyear.com, at 12:35 p.m. for the January 15 presentation and at 11:55 a.m. for the January 16 presentation. A replay of the webcasts will be available following the events. Prior to the commencement of the webcasts, the Company will post the financial and other related information that will be presented on the website. Please note, however, that information contained on the website is not incorporated by reference in this Form 8-K or considered to be a part of this Form 8-K.

Note on the use of non-GAAP financial measures: This Form 8-K refers to Total Segment Operating Income, which is an important financial measure for the Company but is not a financial measure defined by U.S. GAAP, and should not be construed as an alternative to corresponding financial measures presented in accordance with U.S. GAAP. Total Segment Operating Income is the sum of the individual strategic business units’ (SBUs’) Segment Operating Income as determined in accordance with U.S. GAAP. Management believes that Total Segment Operating Income is useful because it represents the aggregate value of income created by the Company’s SBUs and excludes items not directly related to the SBUs for performance evaluation purposes. The most directly comparable U.S. GAAP financial measure to Total Segment Operating Income is Goodyear Net Income. It should be noted that other companies may calculate similarly-titled non-GAAP financial measures differently and, as a result, the measures presented herein may not be comparable to such similarly-titled measures reported by other companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: January 15, 2019	By	/s/ Darren R. Wells
Darren R. Wells
Executive Vice President and Chief Financial Officer